Exhibit 5.1

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW
SAMUEL S. LIONEL	MARK H. GOLDSTEIN	1700 BANK OF AMERICA PLAZA	JEFFREY D. MENICUCCI	NATHAN J. EDWARDS
GRANT SAWYER	ANTHONY N. CABOT	300 SOUTH FOURTH STREET	ETTA L. WALKER	ELLICK C. HSU
(1918-1996)	KIRBY J. SMITH	LAS VEGAS, NEVADA 89101	CRAIG E. ETEM	STEVEN E. HOLLINGSWORTH
	COLLEEN A. DOLAN	(702) 383-8888	TODD E. KENNEDY	LINDA M. BULLEN
JON R. COLLINS	JENNIFER A. SMITH		LAURA J. THALACKER	PAUL D. POWELL
(1923-1987)	GARY W. DUHON		SHAWN M. ELICEGUI	LAURA K. GRANIER
	LAUREL E. DAVIS		KENNETH R. MYERS	JOSH M. REID
RICHARD H. BRYAN	DAN R. REASER		HECTOR J. CARBAJAL II	DANIEL R. McNUTT
JEFFREY P. ZUCKER	CARL D. SAVELY	FAX (702) 383-8845	EMILIA K. CARGILL	KYLE O. STEPHENS
PAUL R. HEJMANOWSKI	MARK LEMMONS		JANET SUE BESSEMER	LOUIS V. CSOKA
ROBERT D. FAISS	HOWARD E. COLE	lasvegs@lionelsawyer.com	G. LANCE COBURN	ALAN D. FREER
DAVID N. FREDERICK	PAUL E. LARSEN		WILLIAM J. McKEAN	MAXIMILIANO D. COUVILLIER III
DENNIS L. KENNEDY	CHRISTOPHER R. HOOPER	www.lionelsawyer.com	SCOTT A. EATON	KEY G. REID
RICHARD W. HORTON	P. GREGORY GIORDANO		MATTHEW E. WATSON	DANIEL MCNUTT
DAN C. BOWEN	MARK A. McINTIRE	October 12, 2004	JOHN M. NAYLOR	ELIZABETH BRICKFIELD
MARK A. SOLOMON	STEPHEN R. HACKETT		GREGORY R. GEMIGNANI	JOE CAIN
RODNEY M. JEAN	ALLEN J. WILT		E. LEIF REID	LEAH AYALA
HARVEY WHITTEMORE	LYNN S. FULSTONE		DANA A. KLEIBER	STEVEN NEWMAN
TODD TOUTON	RORY J. REID		ELIZABETH R. BRENNAN	ROBERT EDELMAN
DAVID WHITTEMORE	DAN C. McGUIRE		MEGAN E. BOWEN	MARK WETJEN
CAM FERENBACH	LESLIE BRYAN HART		DOREEN M. SPEARS	CRISTINA JOHNSON
LYNDA S. MABRY			SEAN T. WATERS	MICHAEL KNOX

OF COUNSEL	WRITER’S DIRECT DIAL NUMBER:
ROBERT M. BUCKALEW BRIAN McKAY ELLEN WHITTEMORE	(702) 383-8837
BRIAN HARRIS	e-mail: mgoldstein@lionelsawyer.com
ABBIE G. FRIEDMAN

MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Re: MGM MIRAGE : Registration Statement on Form S-4 (Registration No. 333- )

Ladies and Gentlemen:

As your special Nevada counsel, we have examined the Registration Statement on Form S-4 (File No. 333-          ), filed by MGM MIRAGE, a Delaware corporation (the “Company”), and certain of its subsidiaries named therein (the “Subsidiary Guarantors”) with the Securities and Exchange Commission on October 13, 2004 (as the same may be amended, the “Registration Statement”) in connection with the registration of $550,000,000 in aggregate principal amount of 6.75% Senior Notes due 2012 (the “New Notes”) by the Company and the guarantees of the New Notes (the “New Guarantees”) by each of the Subsidiary Guarantors. The New Notes and the New Guarantees will be issued pursuant to an indenture, dated as of August 25, 2004 (the “Existing Indenture”), among the Company, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”). The New Notes and the New Guarantees will be issued in exchange for the Company’s outstanding 6.75% Senior Notes due 2012 (the “Notes”) and the guarantees thereof by the Subsidiary Guarantors, originally issued and sold pursuant to Section 4(2) of the Securities Act of 1933, as amended, on August 25, 2004, on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto (the “Exchange Offer”).

We have examined originals or copies of each of the documents listed below:

1. The Registration Statement.

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET · RENO, NEVADA 89501 · (775) 788-8666 · FAX (775) 788-8682
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 · WASHINGTON, DC 20001 · (202) 742-4264 · FAX (202) 742-4265

LIONEL SAWYER & COLLINS
          ATTORNEYS AT LAW

MGM MIRAGE
October 12, 2004

2. The Existing Indenture,

3. Registration Rights Agreement dated as of August 25, 2004 by and among the Company, the Subsidiary Guarantors, Banc of America Securities LLC on its own behalf and as representative of each of the “Initial Purchasers” named in Schedule A thereto (“Registration Rights Agreement”);

4. Resolutions of the boards of directors (or executive committee thereof) of the Company and the Subsidiary Guarantors certified by an officer of the Company authorizing the Registration Rights Agreement on August 25, 2004.

5. Articles of Incorporation or Organization, as appropriate, for those Subsidiary Guarantors that are incorporated or organized under the laws of Nevada (the “Nevada Subsidiaries”) certified as of August 25, 2004 by an officer of the Company.

6. Bylaws or Operating Agreement, as appropriate, for the Nevada Subsidiaries certified on August 25, 2004 by an officer of the Company.

7. Certificate of Incumbency for the Nevada Subsidiaries certified on August 25, 2004 by an officer of the Company.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

We assume that (i) the execution, delivery and performance of the New Notes will be within the power of the Company and those Subsidiary Guarantors that are not Nevada Subsidiaries, (ii) the New Notes will be authorized, executed and delivered and (iii) the New Notes will not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the Company or the Subsidiary Guarantors are subject.

To the extent that the obligations of the Company under the Existing Indenture or the obligations of the Subsidiary Guarantors under any New Guarantee may be dependent upon such matters, we assume for purposes of this opinion that: the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee is duly qualified to engage in the activities contemplated by the Existing Indenture; the Existing Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee is in compliance generally, with respect to acting as a trustee under the Existing Indenture, with all applicable laws and regulations; and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Existing Indenture.

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET · RENO, NEVADA 89501 · (775) 788-8666 · FAX (775) 788-8682
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 · WASHINGTON, DC 20001 · (202) 742-4264 · FAX (202) 742-4265

LIONEL SAWYER & COLLINS
          ATTORNEYS AT LAW

MGM MIRAGE
October 12, 2004

Based upon the foregoing and subject to the following and the other matters set forth herein, it is our opinion that the New Notes and the New Guarantees, when duly executed, authenticated and delivered in accordance with the Registration Rights Agreement, Existing Indenture and the Exchange Offer, will constitute valid, binding and enforceable obligations of the Company and the Subsidiary Guarantors, respectively, subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion concerning any securities law or rule.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada or the effectiveness of any provision directly or indirectly requiring that any consent, modification, amendment or waiver be in writing.

We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus which is part of the Registration Statement.

This opinion letter is intended solely for use by the addressee and by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP in connection with the registration and offering of the New Notes and the New Guarantees as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly without the written consent of this firm.

Very truly yours,

/s/ Lionel, Sawyer & Collins

LIONEL SAWYER & COLLINS

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET · RENO, NEVADA 89501 · (775) 788-8666 · FAX (775) 788-8682
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 · WASHINGTON, DC 20001 · (202) 742-4264 · FAX (202) 742-4265